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EXHIBIT 23.1

Consent of Ernst & Young LLP, Independent Auditors

        We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1993 Stock Option/Stock Issuance Plan of Ultratech Stepper, Inc. of our report dated January 17, 2003 with respect to the consolidated financial statements and schedule of Ultratech Stepper, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

San Jose, California
January 29, 2004

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EXHIBIT 23.1
Consent of Ernst & Young LLP, Independent Auditors